Exhibit 10.5

                                  Amendments to
                       Outstanding Stock Option Agreements
                     under the 2001 Long-Term Incentive Plan
                     ---------------------------------------

      1. Effective August 5, 2005, Section 2.5.9 of each outstanding Stock Option Agreement under the Bonus Replacement Stock Option Program of the LabOne, Inc. 2001 Long-Term Incentive Plan was amended to read in its entirety as follows:

          In the event that the Board approves (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own no voting securities or voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne (collectively, a "Corporate Transaction"); the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding stock options granted under this
          Program: (i) provide that such stock options shall be assumed or equivalent stock options shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to the Optionee, provide that the stock option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the stock option shall terminate; provided, however, that unless determined otherwise by the Board, the acceleration of vesting, exercise (if such stock option is exercised) and termination of such stock option under clause (ii) shall be subject to the condition that the respective Corporate Transaction shall be consummated and such acceleration of vesting, exercise (if such stock option is exercised) and subsequent termination of such stock option shall be effective immediately prior to the effectiveness of the respective Corporate Transaction.

      2. Effective August 5, 2005, a new Section 2.5.9A was added to each outstanding Stock Option Agreement under the Bonus Replacement Stock Option Program of the LabOne, Inc. 2001 Long-Term Incentive Plan, to read in its entirety as follows:

          In the event that this stock option is exercised pursuant to clause (ii) of Section 2.5.9 in connection with a Corporate Transaction in which shares of common stock of LabOne are converted into the right to receive cash, unless the Optionee elects in writing at the time the stock option is exercised pursuant to clause (ii) of Section 2.5.9 to receive the Shares issuable upon exercise, (a) the Optionee will be entitled to receive upon effectiveness of such exercise, in lieu of Shares issuable in connection with such exercise of the stock option, an amount in cash equal to the number of Shares subject to the stock option immediately prior to such exercise multiplied by the amount by which the cash consideration per Share payable in such Corporate Transaction exceeds the exercise price per Share, subject to all applicable federal, state and local tax withholding requirements, and (b) the Optionee shall not be required to pay the exercise price in connection with such exercise.

      3. Effective August 5, 2005, Section 8 of each outstanding Stock Option Agreement pursuant to the Stock Program for Outside Directors and each outstanding Stock Option Agreement pursuant to the Stock Incentive Program under the LabOne, Inc. 2001 Long-Term Incentive Plan was amended to read in its entirety as follows:

          In the event that the Board of Directors of LabOne  approves
          (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own no voting securities or voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne (collectively, a "Corporate Transaction"); the Board of Directors of LabOne may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to the Option: (i) provide that the Option shall be assumed or an equivalent stock option shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to the Optionee, provide that the Option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the Option shall terminate; provided, however, that unless determined otherwise by the Board, the acceleration of vesting, exercise (if such Option is exercised) and termination of such Option under clause (ii) shall be subject to the condition that the respective Corporate Transaction shall be consummated and such acceleration of vesting, exercise (if such Option is exercised) and subsequent termination of such Option shall be effective immediately prior to the effectiveness of the respective Corporate Transaction.

      4. Effective August 5, 2005, a new Section 8A was added to each outstanding Stock Option Agreement pursuant to the Stock Program for Outside Directors and each outstanding Stock Option Agreement pursuant to the Stock Incentive Program under the LabOne, Inc. 2001 Long-Term Incentive Plan, to read in its entirety as follows:

          In the event that this Option is exercised pursuant to clause (ii) of Section 8 in connection with a Corporate Transaction in which shares of common stock of LabOne are converted into the right to receive cash, unless the Optionee elects in writing at the time the Option is exercised pursuant to clause (ii) of Section 8 to receive the Shares issuable upon exercise, (a) the Optionee will be entitled to receive upon effectiveness of such exercise, in lieu of Shares issuable in connection with such exercise of the Option, an amount in cash equal to the number of Shares subject to the Option immediately prior to such exercise multiplied by the amount by which the cash consideration per Share payable in such Corporate Transaction exceeds the exercise price per Share, subject to all applicable federal, state and local tax withholding requirements, and (b) the Optionee shall not be required to pay the exercise price in connection with such exercise.

      5. Effective August 5, 2005, Section 3(b)(iii) of each outstanding Stock Option Agreement pursuant to the Stock Incentive Program under the LabOne, Inc. 2001 Long-Term Incentive Plan was amended to read in its entirety as follows:

          (iii)LabOne merges or consolidates with another corporation or other entity, unless such merger of consolidation (A) is approved by a majority of the Continuing Directors of LabOne, and (B) is specifically designated by a majority of the Continuing Directors not to constitute a change of control for purposes of the Plan; or